                                                                     EXHIBIT 4.1

================================================================================




                                  $10,000,000

                                CREDIT AGREEMENT

                          DATED AS OF JANUARY 31, 1996

                                 BY AND BETWEEN

                        SUPERIOR SURGICAL MFG. CO., INC.

                                      AND

                                 CHEMICAL BANK




================================================================================






                                     IV-5                          Page 23 of 95

                               TABLE OF CONTENTS


ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                        -----------
         SECTION 1.02.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                        ----------------

ARTICLE II
LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.01.  Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                        ----------------------
         SECTION 2.02.  Revolving Credit Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                        ---------------------
         SECTION 2.03.  Conversion to Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                        -----------------------
         SECTION 2.04.  Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                        ---------

ARTICLE III
PROVISIONS RELATING TO ALL EXTENSIONS
OF CREDIT; FEES AND PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.01.  Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                        -------------
         SECTION 3.02.  USE OF PROCEEDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                        ----------------
         SECTION 3.03.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                        --------------------

         SECTION 3.04.  Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                        ---------------
         SECTION 3.05.  INABILITY TO DETERMINE INTEREST RATE.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                        -------------------------------------
         SECTION 3.06.  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                        -----------
         SECTION 3.07.  Other Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                        ------------
         SECTION 3.08.  INDEMNITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                        ---------
         SECTION 3.09.  Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                        ----------------
         SECTION 3.10.  Funds; Manner of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                        ------------------------

ARTICLE IV
REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 4.01.  Organization, Corporate Powers, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                        ------------------------------------
         SECTION 4.02.  Authorization of Borrowing, Enforceable Obligations . . . . . . . . . . . . . . . . . . . . .  18
                        ---------------------------------------------------
         SECTION 4.03.  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                        -------------------
         SECTION 4.04.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        -----
         SECTION 4.05.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        -------------------
         SECTION 4.06.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                        ----------
         SECTION 4.07.  Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                        ----------
         SECTION 4.08.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                        ---------------------
         SECTION 4.09.  Federal Reserve Regulations; Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  21
                        --------------------------------------------
         SECTION 4.10.  Governmental Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        ---------------------
         SECTION 4.11.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        ------------
         SECTION 4.12.  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                        -------------------
         SECTION 4.13.  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        ----------------------

ARTICLE V
CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.01.  Conditions To Initial Revolving Credit Loan . . . . . . . . . . . . . . . . . . . . . . . . .  22
                        -------------------------------------------
         SECTION 5.02.  Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                        -----------------------


                                    IV-5-1                        Page 24 of 95

ARTICLE VI
AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 6.01.    Corporate Existence, Properties, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------------------------------
         SECTION 6.02.    Payment of Indebtedness, Taxes, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------------------------
         SECTION 6.03.    Financial Statements, Reports, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -----------------------------------
         SECTION 6.04.    Access to Premises and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------------------------
         SECTION 6.05.    Notice of Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------------------
         SECTION 6.06.    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -----------------
         SECTION 6.07.    Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          --------------------
         SECTION 6.08.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          -----
         SECTION 6.09.    Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          -------------------------------
         SECTION 6.10.    Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          -------------
         SECTION 6.11.    Default in Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ---------------------------
         SECTION 6.12.    Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ------------------

ARTICLE VII
NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 7.01.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -----
         SECTION 7.02.    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ------------
         SECTION 7.03.    Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          ----------
         SECTION 7.04.    Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          --------------
         SECTION 7.05.    Sales of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          --------------
         SECTION 7.06.    Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ---------------------
         SECTION 7.07.    Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------------------
         SECTION 7.08.    Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------------------
         SECTION 7.09.    Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------
         SECTION 7.10.    Federal Reserve Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ---------------------------
         SECTION 7.11.    Accounting Policies and Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ----------------------------------
         SECTION 7.12.    Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          -------------------
         SECTION 7.13.    Limitations on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          ----------------------------------
         SECTION 7.14.    Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -------------------------------
         SECTION 7.15.    Total Consolidated Unsubordinated Liabilities to Tangible Net Worth . . . . . . . . . . . .  34
                          -------------------------------------------------------------------
         SECTION 7.16.    Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -------------
         SECTION 7.17.    Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          ---------------------------
         SECTION 7.18.    Net Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          --------
         SECTION 7.20     Subordinated Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----------------
         SECTION 7.21.    Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          ---------
         SECTION 7.22.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ----------------------------
         SECTION 7.23.    Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          --------------

ARTICLE VIII
EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          -----------------

ARTICLE IX
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION  9.01.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -------
         SECTION  9.02.   Survival of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ---------------------
         SECTION  9.03.   Expenses of the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          --------------------
         SECTION  9.04.   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          --------------
         SECTION  9.05.   No Waiver of Rights by the Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          -------------------------------

                                    IV-5-2                         Page 25 of 95

         SECTION  9.06.   SUBMISSION TO JURISDICTION; JURY WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          ---------------------------------------
         SECTION  9.07.   Modification of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          -------------------------
         SECTION  9.08.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ------------
         SECTION  9.09.   Sale of Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          -----------------------
         SECTION  9.10.   Reinstatement; Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          -------------------------------
         SECTION  9.11.   Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ---------------
         SECTION  9.12.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          ------------
         SECTION  9.13.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          --------

                                    IV-5-3                         Page 26 of 95

SCHEDULES

Schedule I     -       Subsidiaries
Schedule II    -       Liens
Schedule III   -       Existing Indebtedness
Schedule IV    -       Existing Guarantees

EXHIBITS

Exhibit A      -       Form of Revolving Credit Note
Exhibit B      -       Form of Term Note
Exhibit C      -       Form of Corporate Guaranty
Exhibit D      -       Form of Notice of Borrowing
Exhibit E      -       Form of Opinion of Counsel


                                    IV-5-4                         Page 27 of 95

         CREDIT AGREEMENT dated as of January 31, 1996, by and between SUPERIOR SURGICAL MFG. CO., INC., a New York corporation (the "Company") and CHEMICAL BANK, a New York banking corporation (the "Bank").


                                    RECITALS

         The Company has requested the Bank to extend credit to the Company in order to enable it to borrow from time to time on a revolving credit basis and to convert outstandings under the revolving credit line to a term loan, all of the foregoing not to exceed, in the aggregate, $10,000,000. The proceeds of such facilities shall be used by the Company for general corporate purposes of the Company. The Bank is willing to extend such loans to the Company, subject to the terms and conditions hereinafter set forth.

           Accordingly, the Company and the Bank agree as follows:

                                  ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

         "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Bank as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective on the date such change is announced.
Federal Funds Effective Rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received from three Federal funds brokers of recognized standing selected by it. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternative Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the


                                    IV-5-5                         Page 28 of 95
effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loans" shall mean Loans at such times as they are being made and/or maintained at a rate of interest based on the Alternate Base Rate.

         "Affiliate" shall mean any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization which, directly or indirectly, controls or is controlled by or is under common control with the Company or any of its Subsidiaries. For the purpose of this definition, "control" of the Company shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of the Company whether through the ownership of voting securities by contract or otherwise; provided that, in any event, any person who owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" shall mean this Credit Agreement dated as of January 31, 1996, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Available Revolving Credit Commitment" shall mean the Revolving Credit Commitment reduced by the aggregate principal amount of the Revolving Credit Loans then outstanding.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

         "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business; provided, however, that when used in connection with a Eurodollar Loan the terms "Business Day" shall exclude any day on which the Bank is not open for dealings in dollar deposits in the London interbank eurodollar market.

         "Capital Expenditures" shall mean additions to property and equipment of the Company and its Subsidiaries, which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of the Company and its Subsidiaries.

         "Capital Lease" shall mean (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with General Accepted Accounting Principles, be capitalized on the balance sheet of the

                                    IV-5-6                         Page 29 of 95
lessee, and (b) any other such lease the obligations under which are capitalized on the consolidated balance sheet of the Company.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

         "Closing Date" shall mean January 31, 1996.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitments" shall mean, collectively, the Revolving Credit Commitment and the Term Loan Commitment.

         "Consolidated" shall mean, in respect of the Company, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with Generally Accepted Accounting Principles for the Company and all consolidated Subsidiaries thereof.

         "Consolidated Current Assets" shall mean, at any date, the aggregate amount of all assets of the Company and its Subsidiaries which would be properly classified as current assets at such date, but excluding deferred assets, all computed in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Current Liabilities" shall mean the aggregate amount of all liabilities of the Company and its Subsidiaries (including tax and other proper accruals) which would be classified as current liabilities and for purposes of this Agreement including the current portion, if any, of the outstanding principal amount of the Notes, all computed and consolidated in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Debt Service Coverage Ratio" shall mean for any period, the ratio of (x) Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income the sum of (i) all taxes to any government or governmental instrumentality (other than real estate taxes, sale taxes or use taxes) expensed on the Company's books (whether paid or accrued), (ii) all interest accrued or paid (if not previously accrued on any Indebtedness), and
(iii) all depreciation and amortization charges, less (i) all dividends, distributions and withdrawals accrued or paid (if not previously accrued) in respect to any capital stock, (ii) extraordinary gains segregated according to Generally Accepted Accounting Principles, and (iii) unfunded Consolidated Capital Expenditures, to (y) the sum of (i) all interest accrued or paid (if not previously accrued) on any Indebtedness, during the then preceding four fiscal quarters, plus (ii) the scheduled installments of principal on all Indebtedness with a maturity of

                                    IV-5-7                         Page 30 of 95

365 days or more due during the next succeeding four fiscal quarters. All the foregoing categories shall be calculated with respect to the Company and its Subsidiaries and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof with the exception of the scheduled installments of principal on all Indebtedness of the Company and its Subsidiaries with a maturity of 365 days or more which shall be calculated based upon the next succeeding four fiscal quarters.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Account Principles applied on a consistent basis.

         "Consolidated Net Worth" shall mean the total Consolidated assets of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles, less the total Consolidated liabilities of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Tangible Net Worth" shall mean total Consolidated assets of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles, except that there shall be excluded therefrom all obligations due to the Company or a Subsidiary from an Affiliate and all intangible assets, including, without limitation, goodwill, covenants not to compete, treasury stock, less the sum of (x) the total Consolidated liabilities of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis, and (y) the amount of any write-up subsequent to December 31, 1981 in the book value of any Consolidated assets.

         "Consolidated Total Unsubordinated Liabilities" shall mean all items which, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, would properly be included on the liability side of the balance sheet (other than Subordinated Debt, capital stock, capital surplus and retained earnings), as of the date on which the amount of Consolidated Total Unsubordinated Liabilities is to be determined, of the Company and its Subsidiaries, computed and consolidated in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Corporate Guarantors" shall mean each Person who, from time to time, executes or is required to execute a Corporate Guaranty in accordance with
Section 6.10.

         "Corporate Guaranty" means the Corporate Guaranty substantially in the form of Exhibit C attached hereto to be

                                    IV-5-8                         Page 31 of 95
executed and delivered by any Person who may be required to execute the same pursuant to Section 6.10, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any of its Subsidiaries would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) and (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements (expressed as a decimal) for the Bank (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D of the Board of Governors of the Federal Reserve System ("Regulation D") with respect to Eurocurrency funding currently referred to as "Eurocurrency liabilities" in Regulation D. It is agreed that for purposes hereof each Eurodollar Loan shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D, and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

         "Eurodollar Loan" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Event of Default" shall mean any Event of Default set forth in
Article VIII.

         "Executive Officer" shall mean either the Chairman, a President, the Chief Financial Officer, an Executive Vice President or the Secretary of the Company and their respective successors, if any, designated by the Board of Directors.

         "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et

                                    IV-5-9                         Page 32 of 95
seq.), the Hazardous Materials Transportation Act, as amended (49) U.S.C. Sections 1801, et esq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environment law, ordinance, rule or regulation.

    "Indebtedness" shall have the meaning set forth in Section 7.02 of this
                                  Agreement.

         "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the first Business Day of each calendar month during the term hereof commencing with the calendar month immediately following the date of such Alternate Base Rate Loan, and the date such Alternate Base Rate Loan is required to be paid in full, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two, or three months, the last day of such Interest Period, (c) as to any Eurodollar Loan in respect of which the Company has selected any Interest Period of six months, the date which is three months from the first day of such Interest Period, and the last day of such Interest Period, and (d) as to each Loan, on the date such Loan is paid in full.

         "Interest Period" with respect to any Eurodollar Loan:

         (a) initially, the period commencing on the date such Eurodollar Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing as provided in Section 2.01(c) or
Section 2.03, or in its notice of conversion from an Alternate Base Rate Loan as provided in Section 3.01(d); and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Bank not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                          (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                    IV-5-10                        Page 33 of 95

                          (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Eurodollar Loan to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                          (iii) any Interest Period that begins on the last
                 Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end such Interest Period) shall end on the last Business Day of a calendar month; and

                          (iv) no Interest Period may be selected with respect
                 to a Term Loan which ends later than the Term Loan Maturity Date and no Interest Period may be selected with respect to a Revolving Credit Loan which ends later than the Revolving Credit Termination Date.

         "Liens" shall have the meaning specified in Section 7.01.

         "Loan(s)" shall mean the Revolving Credit Loan and the Term Loan and shall refer to either an Alternate Base Rate Loan or a Eurodollar Loan, each of which shall be a "Type" of Loan.

         "Loan Documents" shall mean, collectively, this Agreement and the Notes, and each other agreement executed in connection with the transactions contemplated hereby or thereby.

         "Notes" shall mean, collectively, the Revolving Credit Note and the Term Note.

         "Notice of Borrowing" shall mean the Notice of Borrowing substantially in the form attached hereto as Exhibit D.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Bank, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans and the payment of performance of all other obligations, liabilities, and indebtedness of the Company to the Bank hereunder, under any one or more of the Notes or with respect to the Loans, including without limitation all fees, costs, expenses and indemnity obligations hereunder.

         "Payment Office" shall mean the Bank's office located at 7600 Jericho Turnpike, Woodbury, New York 11797, Attention: Account Officer - Superior Surgical Mfg. Co., Inc.

                                    IV-5-11                        Page 34 of 95

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any multi-employer or single-employer plan defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained for employees of the Company, any of its Subsidiaries or an ERISA Affiliate.

         "Remaining Capital Expenditure Funds" shall mean with respect to any fiscal year of the Company the positive difference, if any, of $9,000,000 less the actual Consolidated Capital Expenditures of the Company and its Subsidiaries for such fiscal year.

         "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/8 of one percent) of (a) the annual rate of the interest at which dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the Bank in immediately available funds in the London interbank market for Eurodollars at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by
(b) the Eurocurrency Reserve Requirement.

         "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Revolving Credit Commitment" shall have the meaning specified in
Section 2.01.

         "Revolving Credit Commitment Termination Date" shall mean the fourth anniversary of the Closing Date.

         "Revolving Credit Loan" shall have the meaning specified in Section
2.01.

         "Revolving Credit Note" shall have the meaning specified in Section
2.02.

         "Subordinated Debt or Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the monetary obligations of the Company and/or any of its Subsidiaries to the Bank upon terms satisfactory to and approved in writing by the Bank.

                                    IV-5-12                        Page 35 of 95

         "Subsidiaries" shall mean any corporation, association or other business entity more than 50% of the voting stock of which is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or a combination thereof.

         "Term Loan" shall have the meaning specified in Section 2.03.

         "Term Loan Commitment" shall mean the Bank's obligation to make a Term Loan to the Company pursuant to Section 2.03.

         "Term Loan Maturity Date" shall mean January 1, 2003.

         "Term Note" shall have the meaning specified in Section 2.04.

         "Type" shall have the meaning set forth in the definition of "Loans".

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         SECTION 1.02. ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the consolidated financial condition, and the consolidated results of operations and changes in financial position, of the Company and its Subsidiaries except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Company and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of the independent accountants selected by the Company and approved by the Bank for the purpose of auditing the periodic consolidated financial statements of the Company and its Subsidiaries.

                                    IV-5-13                        Page 36 of 95

                                  ARTICLE II
                                    LOANS

         SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Bank agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company at any time or from time to time on or after the date hereof and until the Revolving Credit Commitment Termination Date or until the Revolving Credit Commitment of the Bank shall have been terminated in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not in excess of $10,000,000 (the "Revolving Credit Commitment"). Within the foregoing limits, the Company may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein.

         (b) The initial Revolving Credit Loan made by the Bank shall be made against delivery to the Bank of the Revolving Credit Note, payable to the order of the Bank, as referred to in Section 2.02 hereof. The Bank will make available each requested Revolving Credit Loan to the Company by crediting the proceeds thereof into an account of the Company at the Payment Office on the date and in the amount set forth in the applicable Notice of Borrowing.

         (c) The Company shall give the Bank a duly completed Notice of Borrowing executed by an Executive Officer, no later than 11:00 a.m., three Business Days prior to the date of each proposed Eurodollar Loan under this
Section 2.01 or on the date of each proposed Alternate Base Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify the amount and Type of the proposed borrowing, the initial Interest Period if a Eurodollar Loan, and the proposed Borrowing Date. Each borrowing pursuant to the Revolving Credit Commitment shall be in an aggregate principal amount of the lesser of (x) $100,000 or whole multiples of $100,000 with respect to the Alternate Base Rate Loans and $500,000 or whole multiples of $100,000 in excess thereof with respect to Eurodollar Loans, and (y) the Available Revolving Credit Commitment.

         (d) The Company shall have the right, upon not less than three Business Days' written notice to the Bank, to terminate the Revolving Credit Commitment or from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Credit Loans would exceed the amount of the Available Revolving Credit Commitment then in effect; and, provided, further, that any such termination or reduction of Eurodollar Loans shall be made only on the last day of

                                    IV-5-14                        Page 37 of 95
the Interest Period with respect thereto or on the date of payment in full of all amounts owing to the Bank pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $500,000 or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

         (e) The Revolving Credit Commitment shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, unless the Revolving Credit Loans are converted to a Term Loan in accordance with Section 2.03 below, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02.  REVOLVING CREDIT NOTE.   The Revolving Credit Loans
made by the Bank shall be evidenced by a promissory note (a "Revolving Credit Note"), substantially in the form attached hereto as Exhibit "A", appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Bank in a principal amount equal to the Revolving Credit Commitment. The date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan shall be recorded on the grid schedule annexed to the Revolving Credit Note, and the Company authorizes the Bank to make such recordation; provided, however, that the failure of the Bank to set forth each such Revolving Credit Loan, payment and other information on such grid shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by the Bank in accordance with the terms of the Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Bank shall be presumptive evidence of the Revolving Credit Loans. The aggregate unpaid amount of the Revolving Credit Loans of the Bank at any time shall be the principal amount owing on the Revolving Credit Note of the Company at such time.

         SECTION 2.03.  CONVERSION TO TERM LOAN.   Subject to the terms and
conditions set forth herein, the Company shall have the option to convert the aggregate outstanding principal balance of the Revolving Credit Loans outstanding on the Revolving Credit Commitment Termination Date to a term loan (the "Term Loan"). The Company shall exercise such option by delivering to the Bank a duly completed Notice of Borrowing executed by an Executive Officer, no later than 11:00 a.m., three (3) business days' prior to the date of a proposed Eurodollar Loan or on the date of an Alternate Base Rate Loan under this
Section 2.03. Such Notice shall be irrevocable and shall specify the Type of the proposed borrowing, and the Initial Interest Period if a Eurodollar Loan. The Bank shall make the Term Loan hereunder by crediting the aggregate amount of the Term Loan to the account of the Company at the Payment Office. The Term Loan by the Bank shall be made against

                                    IV-5-15                        Page 38 of 95
delivery to the Bank of the Term Note payable to the order of the Bank, as referred to in Section 2.04 hereof.

         SECTION 2.04. TERM NOTE. The Term Loan of the Bank shall be evidenced by a promissory note (the "Term Note") substantially in the form attached hereto as Exhibit "B" appropriately completed, payable to the order of the Bank, duly executed and delivered on behalf of the Company, dated the Revolving Credit Commitment Termination Date and in a principal amount equal to the aggregate outstanding principal balance of the Revolving Credit Loans on such date. The Term Note shall be payable as to principal in twelve (12) consecutive quarterly installments on the first Business Day of January, April, July and October of each year commencing April 1, 2000. Each such installment shall be equal to one-twelfth (1/12th) (rounded to the nearest $1.00 of the original principal amount of the Term Loan) provided that the final installment shall in any event be equal to the remaining principal amount outstanding on Term Loan Maturity Date. The date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal of the Term Loan shall be recorded on the grid schedule annexed to the Term Note, and the Company authorizes the Bank to make such recordation; provided, however, that the failure of the Bank to set forth such Term Loan, payments and other information on such grid shall not in any manner affect the obligation of the Company to repay the Term Loan made by the Bank in accordance with the terms of the Term Note and this Agreement. The Term Note, the grid schedule and the books and records of the Bank shall be presumptive evidence of the Term Loan made by the Bank.


                                 ARTICLE III
                    PROVISIONS RELATING TO ALL EXTENSIONS
                         OF CREDIT; FEES AND PAYMENTS

         SECTION 3.01.  INTEREST RATE.

                 (a) Each Loan which is an Alternate Base Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate.

                 (b) Each Eurodollar Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus a margin of .50% per annum.

                 (c) If the Company shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace)

                                    IV-5-16                        Page 39 of 95
up to and including the date of actual payment (after as well as before judgment) at a rate of 3% per annum in excess of the Alternate Base Rate as in effect from time to time.

                 (d) The Company may elect from time to time to convert outstanding Loans from Eurodollar Loans to Alternate Base Rate Loans by giving the Bank at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Company may elect from time to time to convert outstanding Loans from Alternate Base Rate Loans to Eurodollar Loans by giving the Bank irrevocable written notice of such election not later than 11:00 a.m. three Business Days prior to the date of the proposed conversion. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that each conversion shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, and further provided that no Event of Default or event which upon notice, passage of time or both would constitute an Event of Default shall have occurred and be continuing. Any conversion to or from Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $500,000.

                 (e) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Eurodollar Loan may be continued as such when any Event of Default or event which upon notice, passage of time or both would constitute an Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period in effect when the Bank is notified, or otherwise has actual knowledge, of such default or Event of Default.

                 (f) No Revolving Credit Loans may be converted to or continued as a Eurodollar Loan if the Interest Period would extend beyond the Revolving Credit Termination Date. No Term Loan may be converted to or continued as a Eurodollar Loan if the Interest Period would extend beyond the Term Loan Maturity Date.

                 (g) Anything in this Agreement or in the Notes to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Bank to the extent that the charging or receipt thereof would not be

                                    IV-5-17                        Page 40 of 95
permissible under the law or laws applicable to the Bank limiting the rates of interest that may be charged or collected by the Bank.

                 (h) Interest on each Loan shall be payable to the Bank in arrears on each Interest Payment Date.

         SECTION 3.02.  USE OF PROCEEDS.

         The proceeds of the Loans shall be used for general corporate purposes of the Company.


         SECTION 3.03. OPTIONAL PREPAYMENTS. The Company may on the last day of an Interest Period if the Loans to be repaid are in whole or in part Eurodollar Loans, or at any time and from time to time if the Loans to be repaid are Alternate Base Rate Loans, repay the then outstanding Loans, in whole or in part, without premium or penalty, upon not less than three Business Days' irrevocable written notice to the Bank with respect to prepayments of Eurodollar Loans and on the same Business Day with respect to Alternate Base Rate Loans, specifying the date and amount of repayment and whether such repayment is of Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, and if a combination thereof, the amount of repayment allocable to each. Each partial prepayment of the Term Loan shall be applied to the remaining installments of principal thereof in the inverse order of maturity. Amounts prepaid with respect to the Term Loan may not be reborrowed. If such notice is given, the Company shall make such repayment and the payment amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount repaid to the Bank. Partial prepayments pursuant to this Section 3.03 shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

         SECTION 3.04. COMMITMENT FEE. The Company agrees to pay to the Bank a commitment fee of $10,000 on the Closing Date and on each anniversary of the Closing Date until the Revolving Credit Commitment Termination Date.

         SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Bank shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of a Eurodollar Loan, (b) a Eurodollar Loan that will result from the requested conversion of an Alternate Base Rate Loan into a Eurodollar Loan or (c) the continuation of a Eurodollar Loan beyond the expiration of the then current Interest Period with respect thereto, the Bank shall forthwith give notice of such determination, confirmed in writing, to the Company at least one Business Day prior to, as the case may be, the requested Borrowing

                                    IV-5-18                        Page 41 of 95

Date for such Eurodollar Loan, the conversion date of such Alternate Base Rate Loan or the last day of such Interest Period. If such notice is given (i) any Eurodollar Loan that was to have been made shall be made as an Alternate Base Rate Loan, (ii) any Alternate Base Rate Loan that was to have been converted to a Eurodollar Loan shall be continued as an Alternate Base Rate Loan and (iii) any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to an Alternate Base Rate Loan. Until such notice has been withdrawn by the Bank, the Company shall not have the right to request a Eurodollar Loan or to convert an Alternate Base Rate Loan to a Eurodollar Loan.

         SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, the Bank shall forthwith give notice of such circumstances, confirmed in writing, to the Company and (a) the commitment of the Bank to make and to allow conversion to or continuations of Eurodollar Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Eurodollar Loans or within such earlier period as may be required by law. The Company shall pay to the Bank, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

         SECTION 3.07. OTHER EVENTS. (a) In the event that any introduction of or change in, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including without limitation, any request, guideline or policy, whether or not having the force of law of, or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                 (i) shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Notes, the Loans made hereunder, or change the basis of taxation of payments to the Bank of principal, interest, fee or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Bank; or

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by,

                                    IV-5-19                        Page 42 of 95
or other credit extended by, or any other acquisition of funds by, any office of the Bank; or

            (iii) shall impose on the Bank any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case by an amount which the Bank deems material, then, in any such case, the Company, shall pay the Bank, upon demand, such additional amount or amounts as the Bank shall have determined will compensate the Bank for such increased costs or reduction. If the Bank becomes entitled to claim any additional amounts pursuant to this Section 3.07, it shall promptly notify the Company of the event by reason of which it has become so entitled. Such notice shall include a description of the basis for such additional amounts and the Bank's calculations thereof, all of which shall be conclusive and binding on the Company. This Section 3.07 shall survive the termination of this Agreement and payment of the Notes.

            (b) No failure on the part of the Bank to demand compensation under clause (a) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion and no failure on the part of the Bank to promptly notify the Company shall in any way reduce any obligations of the Company to the Bank under this Section 3.07.

         SECTION 3.08. INDEMNITY. The Company agrees to indemnify the Bank and to hold the Bank harmless from any loss, cost or expense which the Bank may sustain or incur, including, without limitation, interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain Eurodollar Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any of a Eurodollar Loans, (b) default by the Company to accept or make a borrowing of a Eurodollar Loan or a conversion or continuation of a Eurodollar Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Eurodollar Loan after the Company gives a notice in accordance with Section 3.03 of this Agreement and/or (d) the making of any payment of a Eurodollar Loan or the making of any conversion of a Eurodollar Loan to an Alternate Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. The Bank's determination of such amounts shall be conclusive absent manifest error. This Section 3.08 shall survive termination of this Agreement and payment of the Notes.

         SECTION 3.09. CAPITAL ADEQUACY. If the Bank shall have determined that the adoption on or after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or

                                    IV-5-20                        Page 43 of 95
administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, the Company shall pay to the Bank, upon demand by the Bank, the additional amount or amounts as the Bank shall have determined will compensate the Bank or the Bank's holding company for such reduction. If the Bank becomes entitled to claim any additional amounts pursuant to this Section 3.09, it shall promptly notify the Company. Such notice shall include a description of the basis for such additional and the Bank's calculation thereof, all of which shall be conclusive and binding on the Company absent manifest error. This Section 3.09 shall survive termination of the Agreement and payment of the Notes.

         SECTION 3.10. FUNDS; MANNER OF PAYMENT. (a) Unless otherwise specified herein each payment and prepayment of principal of and interest on the Notes shall be made by the Company not later than 12:00 noon, New York City time, on the date on which it is payable.

         (b) All payments under this Agreement shall be made by the Company without defense, set-off or counterclaim to the Bank on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Bank.

         (c) The Bank shall directly charge all interest payments due in respect of the Loans to the Company's account(s) at the Payment Office or other office of the Bank.

         (d) No payment pursuant to any subsection of this Article III of less than the entire unpaid principal amount of any Loan shall be credited to or relieve the Company to any extent from its obligations to make any other payment or prepayment required by any other section of this Article III.

                                    IV-5-21                        Page 44 of 95

                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

         In order to induce the Bank to enter into this Agreement and to make the Loans herein provided for, the Company represents and warrants to the Bank that:

         SECTION 4.01. ORGANIZATION, CORPORATE POWERS, ETC. The Company and each Subsidiary of the Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation,
(ii) has the power and authority to own properties and to carry on its business as now being conducted, (iii) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification, (iv) has the corporate power to execute and perform each of the Loan Documents to which it is a party,
(v) with respect to the Company, has the corporate power to borrow hereunder and to execute and deliver the Notes, and (vi) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations.

         SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings by the Company hereunder, and the execution, delivery and performance of each Corporate Guarantor of the Loan Documents to which it is a party (a) have been duly authorized by all requisite corporate action (b) will not violate or require any consent under (i) any provision of law applicable to the Company or any Corporate Guarantor, any governmental rule or regulation, or the Certificate of Incorporation or By-laws of the Company or any Corporate Guarantor or (ii) any order of any court or other agency of government binding on the Company or any Corporate Guarantor or any indenture, agreement or other instrument to which the Company or any Corporate Guarantor is a party, or by which the Company or any Corporate Guarantor or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company or any Corporate Guarantor other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company, or any of its Subsidiaries is a party, constitutes a legal, valid and binding obligation of the Company and such Subsidiary as the case may be, enforceable against the Company and such Subsidiary, as the case may be, in accordance with its terms.

         SECTION 4.03. FINANCIAL CONDITION. The Company has heretofore furnished to the Bank the audited consolidated and

                                    IV-5-22                        Page 45 of 95
consolidating balance sheet of the Company and its Subsidiaries and the related statements of income, retained earnings and cash flow of the Company and its Subsidiaries, dated December 31, 1994, prepared by Deloitte & Touche independent certified accountants for the fiscal year ended December 31, 1994, and the management prepared interim consolidated and consolidating balance sheet of the Company and its Subsidiaries, and the related consolidating statements of income, retained earnings and cash flow for the nine-month period ended September 30, 1995. All such financial statements were prepared in conformity with Generally Accepted Accounting Principles and fairly present the financial position and results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and, since the date thereof, no material adverse change in the business, operations, properties or assets or condition (financial or otherwise) of the Company and its Subsidiaries has occurred. The Company shall deliver to the Bank a certificate by the Chief Financial Officer of the Company to that effect on the Closing Date. There are no material obligations or liabilities contingent or otherwise, of the Company or its Subsidiaries, which is not reflected in such statements.

         SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company or any of its Subsidiaries have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each of its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except (i) any such taxes that are immaterial in amount and reserved against in accordance with Generally Accepted Accounting Principles and (ii) taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. TITLE TO PROPERTIES. The Company and each of its Subsidiaries each has good and marketable title to its respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except as permitted by the provisions of this Agreement.

         SECTION 4.06. LITIGATION. (a) Except as described in Section 8.01(h), there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries)

                                   IV-5-23                         Page 46 of 95
pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Subsidiary, could result in any materially adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Company, or such Subsidiary; and (b) neither the Company nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a materially adverse effect on the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Company or its Subsidiaries.

         SECTION 4.07. AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation materially and adversely affecting its business, operations, prospects, properties or assets, or condition, financial or otherwise. Neither the Company nor any of its Subsidiaries is in default in any manner which would materially and adversely affect the business, properties or assets, or condition, financial or otherwise, of the Company or any of its Subsidiaries in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

         SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of
Section 412 of the Code; neither the Company nor any ERISA Affiliate nor any of the Company's Subsidiaries has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4024 of ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan, no proceedings have been instituted to terminate any Plan, no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries exists or is likely to arise on account of any Plan; and the Company, and each of its Subsidiaries may terminate contributions to any other employee

                                   IV-5-24                         Page 47 of 95
benefit plans maintained by them without incurring any material liability to any person interested therein.

         SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any of the Company's Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended to the date hereof). If requested by the Bank, the Company will, and will cause each of its Subsidiaries to, furnish to the Bank such a statement on Federal Reserve Form U-1.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations G, T, U, or X of the Board of Governors of The Federal Reserve System.

         (c) The proceeds of each Loan shall be used only for the purposes permitted under Section 3.02.

         SECTION 4.10. GOVERNMENTAL APPROVAL. No registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body is required in connection with the execution, delivery and performance of this Agreement by the Company or any Corporate Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings hereunder.

         SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of all of the Company's Subsidiaries showing as to each Subsidiary, its name, the jurisdiction of its incorporation and the percentages of such outstanding shares owned by the Company.

         SECTION 4.12. HAZARDOUS MATERIALS. The Company and each of its Subsidiaries are each in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and neither the Company nor any of its Subsidiaries has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any of its Subsidiaries in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that, to the best of the Company's knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used

                                     IV-5-25                      Page 48 of 95

Hazardous Materials on, from, or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.



                                   ARTICLE V
                             CONDITIONS OF LENDING


         SECTION 5.01. CONDITIONS TO INITIAL REVOLVING CREDIT LOAN. The Bank shall have no obligation to make the Term Loan and the initial Revolving Credit Loan hereunder unless on the Closing Date the following conditions precedent are fulfilled to the satisfaction of the Bank:

         (a) REVOLVING CREDIT NOTE. The Bank shall have received a Revolving Credit Note conforming to the requirements of Section 2.02 hereof, executed by a duly authorized officer of the Company.

         (b) REPRESENTATIONS AND WARRANTIES. The Company shall have delivered to the Bank a certificate dated the Closing Date and executed by an Executive Officer certifying that (i) the representations and warranties by the Company pursuant to this Agreement and the Loan Documents shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and
(ii) no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on the Closing Date.

         (c) OPINION OF COUNSEL. On the Closing Date, the Bank shall have received the favorable written opinion of counsel for the Company dated the Closing Date, substantially in the form of Exhibit "E" attached hereto.

         (d) NO DEFAULT CERTIFICATE; DEEMED REPRESENTATION. The Company shall have delivered to the Bank a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company stating that (i) such officer has read this Agreement, (ii) to the best of such officer's knowledge, the conditions precedent set forth in Section 5.01 have been satisfied, (iii) that to the best of such officer's knowledge, no Event of Default nor any event which upon notice or lapse of time or both would constitute an Event of Default has occurred and is continuing, and (iv) such

                                    IV-5-26                        Page 49 of 95
officer has made or caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion as to the matters set forth in the preceding clauses (ii) and (iii) hereof.

         (e) SUPPORTING DOCUMENTS. The Bank shall have received on or prior to the Closing Date (a) a certificate of good standing for the Company from the secretary of the state of its jurisdiction of incorporation dated as of a recent date; (b) certified copies of the Certificate of Incorporation and By-laws of the Company; (c) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying (i) that neither the Certificate of Incorporation nor the By-laws of the Company has been amended since the date of their certification (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of each Loan Document and the borrowings hereunder; (iii) the incumbency and specimen signature of each officer of the Company executing each Loan Document and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company as to the incumbency and signature of the Secretary or Assistant Secretary of the Company; and (d) such other documents as the Bank may reasonably request.

         (f) INSURANCE. The Bank shall have received on or prior to the Closing Date a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

         (g) RECEIVABLES, INVENTORY, AND EQUIPMENT FREE FROM ENCUMBRANCES. The Bank shall have received on or prior to the Closing Date, proof satisfactory to the Bank that the Company's and each of its Subsidiaries' accounts receivable, inventory, equipment and all other assets of the Company and each of its Subsidiaries are free and clear of all Liens, except those Liens permitted pursuant to Section 7.01.

         (h) NO MATERIAL ADVERSE CHANGES. There shall not have occurred in the sole opinion of the Bank any material adverse change in the business, operations, performance, properties, prospects or condition, financial or otherwise, of the Company or any of its Subsidiaries; provided, however, any judgments, orders or decrees with respect to the federal investigation described in Section 8.01(h) which individually and in the aggregate are less then $15,000,000 shall not, by itself, be deemed to be such a material adverse change.

         (i) FEES. The Company shall have paid the fees payable on the Closing Date referred to in Section 3.04 and all costs and expenses incurred by the Bank in connection with the negotiation,

                                    IV-5-27                        Page 50 of 95
preparation and execution of the Loan Documents (including, without limitation, the fees and expenses of counsel).

         (j) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Bank and its counsel.

         (k) OTHER INFORMATION, DOCUMENTATION. The Bank shall receive such other and further information and documentation as it may require, including, but not limited, to any information or documentation relating to compliance by the Company and each of its Subsidiaries with the requirements of all federal, state and local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, refinement, handling, production or disposal of Hazardous Materials.

         SECTION 5.02. CONDITIONS TO ALL LOANS. The obligation of the Bank to extend any Loan hereunder (including, the initial Revolving Credit Loan and the Term Loan) shall be subject to the conditions precedent set forth in
Section 5.01 and the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. As of each borrowing hereunder, the representations and warranties by the Company and each Corporate Guarantor, if any, pursuant to this Agreement and the Loan Documents to which each is a party shall be true and correct on and as of such date with the same effect as such representations and warranties have been made on and as of such date.

         (b) NO EVENTS OF DEFAULT. At the time of each borrowing hereunder, the Company and each Subsidiary shall be in compliance with all the terms and provisions set forth herein on their parts to be observed or performed, and no Event of Default or any event which upon notice or lapse of time or both would constitute an event of default shall have occurred and be continuing or will result after giving effect to Loan requested.

         SECTION 5.03. ADDITIONAL CONDITIONS TO TERM LOAN. The obligation of the Bank to make the Term Loan shall be subject to the additional condition precedent that as of the Revolving Credit Termination Date, the Bank shall receive a Term Note conforming to the requirements of Section 2.04 hereof executed by a duly authorized officer of the Company.

                                   IV-5-28                         Page 51 of 95

                                 ARTICLE VI
                            AFFIRMATIVE COVENANTS


         The Company agrees with the Bank that so long as this Agreement shall remain in effect or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Subsidiaries to:

         SECTION 6.01. CORPORATE EXISTENCE, PROPERTIES, ETC. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; at all times keep its insurable properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death or properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Bank. Each such policy of insurance shall provide for at least thirty (30) day's prior written notice to the Bank of any modification or cancellation of such policies. The Company shall provide to the Bank promptly upon receipt thereof evidence of the annual renewal of each such policy.

         SECTION 6.02. PAYMENT OF INDEBTEDNESS, TAXES, ETC. (a) Pay all indebtedness and obligations, including, but not limited to, all principal and interest on all Notes, whether now existing or hereafter arising, as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the

                                    IV-5-29                        Page 52 of 95
case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested and; further, provided that, subject to the foregoing proviso, the Company and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03.    FINANCIAL STATEMENTS, REPORTS, ETC.  Furnish to the
Bank:

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, retained earnings and cash flow for such year, accompanied by a report thereon of independent certified public accountants of recognized standing selected by the Company and satisfactory to the Bank (the "Auditor"), which report shall be unqualified; and (ii) the management prepared consolidating financial statements of the Company and its Subsidiaries which support the financial statements delivered pursuant to clause (i);

                 (b) as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Company, a copy of the unaudited interim consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated and consolidating statements of income, retained earnings and cash flow for such quarter and the portion of the fiscal year through such date;

                 (c) with each delivery required by (a) and (b) above, a certificate prepared and signed by the Auditor (with respect to (a) only) and the Chief Financial Officer, respectively, as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company was in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder;

                 (d) at all times indicated in (a) above, a copy of the management letter, if any, prepared by the Auditor;

                                    IV-5-30                        Page 53 of 95

                 (e) promptly, after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission, including, without limitation, the Company's annual report on Form 10-K and quarterly report on Form 10-Q;

                 (f) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which would not result in any adverse action to be taken by such agency; and

                 (g) promptly, from time to time, such other information regarding the operations, business affairs and condition, financial or otherwise, of the Company or any of its Subsidiaries as the Bank may request.

         SECTION 6.04. ACCESS TO PREMISES AND RECORDS. Maintain financial records in accordance with Generally Accepted Accounting Principles and permit representatives of the Bank to have access during normal business hours to such financial records and the premises of the Company and each of its Subsidiaries upon request, and to make such excerpts from such records or to conduct such audits as such representatives reasonably deem necessary.

         SECTION 6.05.    NOTICE OF ADVERSE CHANGE.   Promptly, after any
change or information shall have come to the attention of an Executive Officer of the Company, notify the Bank in writing of (a) any change in the business or the operations which, in the good faith judgment of such officer, may be materially adverse to the business, operation, prospects, properties or assets or to the condition, financial or otherwise, of the Company or any of its Subsidiaries disclosing the nature thereof, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Bank pursuant to this Agreement, fail, in any material respect, to present fairly the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06.    NOTICE OF DEFAULT.   In the event any Executive
Officer of the Company knows of any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default, or knows of an event of default under any other agreement, promptly, after any such default or Event of Default, furnish to the Bank a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

                                    IV-5-31                        Page 54 of 95

         SECTION 6.07. NOTICE OF LITIGATION. Give the Bank prompt, after any knowledge thereof, written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any of its Subsidiaries on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, would (i) materially impair the right of the Company or any of its Subsidiaries to carry on its businesses substantially as now conducted or (ii) materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of the Company or any of its Subsidiaries.

         SECTION 6.08. ERISA. As soon as possible after the Company or any of its Subsidiaries knows or has reason to know any of the following, the Company will deliver to the Bank a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Subsidiary, ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Company will deliver to the Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Bank pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any of its Subsidiaries required to be delivered to the Bank hereunder shall be delivered to the Bank no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or its Subsidiary.

         SECTION 6.09. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the breach of which would

                                    IV-5-32                        Page 55 of 95
materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Company or any of its Subsidiaries, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

         SECTION 6.10. SUBSIDIARIES. Give the Bank prompt written notice prior to the occurrence thereof, of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the date hereof. The Company shall cause each Subsidiary to execute a Corporate Guaranty within three Business Days of the creation, establishment or acquisition of such Subsidiary and in connection therewith shall provide to the Bank the supporting documents identified in clauses (a) through (d) of Section 5.01(e), in each case with respect to such Subsidiary.

         SECTION 6.11. DEFAULT IN OTHER AGREEMENTS. Promptly notify the Bank of any default which in any manner would materially and adversely affect the business, properties, assets, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any of its Subsidiaries is a party.

         SECTION 6.12. ENVIRONMENTAL LAWS. (a) Keep or cause any property owned or occupied by the Company or any of its Subsidiaries to be kept free from Hazardous Materials and, without limiting the foregoing, comply with and use its best efforts to ensure compliance by all tenants and subtenants of their respective properties with the requirements of all federal, state and local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, provide to the Bank all documentation in connection with such compliance that the Bank may reasonably request, and defend, indemnify, and hold harmless the Bank, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind of nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Materials on any property at any time owned or occupied by the Company or any of its Subsidiaries; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Bank, which are based upon or in any way related to such Hazardous Materials including, without limitation,

                                    IV-5-33                        Page 56 of 95
attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

         (b) Execute and cause each Subsidiary to execute any and all documentation with respect to environmental issues as the Bank may request and such documentation shall be in form and substance satisfactory to the Bank.


                                 ARTICLE VII
                             NEGATIVE COVENANTS


         The Company covenants and agrees with the Bank that so long as this Agreement shall remain in effect or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any of its Subsidiaries, directly or indirectly, to:

         SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any mortgage, pledge, assignment, security interest, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) collectively ("Liens") on any of their respective assets now or hereafter owned, other than:

                 (a)      Liens existing on the date hereof as set forth on
Schedule II attached hereto and acceptable to the Bank and any renewals or extensions thereof to the extent permitted pursuant to section 7.02(a);

                 (b) deposits under workmen's compensation, unemployment insurance and social security laws;

                 (c)      Liens for taxes not yet due;

                 (d) purchase money Liens for fixed or capital assets; provided, in each case, (x) no Event of Default or event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or shall occur after the grant of the proposed Lien, and (y) such purchase money Lien does not exceed 100% of the purchase price; and

                 (e)      Liens granted to the Bank.

         SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any indebtedness for borrowed money or for the deferred purchase price of property or services or liability, or similar obligations, or any obligation evidenced by notes, bonds, debentures or similar obligations, or obligations in respect of a Capital Lease or accept any deposits,

                                    IV-5-34                        Page 57 of 95
advances or progress payments under contracts (collectively, "Indebtedness"), other than:

                 (a) Indebtedness incurred prior to the date hereof as described in Schedule "III" attached hereto and acceptable to the Bank, including any renewals or extensions thereof provided any such renewal or extension does not result in an increase in the aggregate principal amount of such Indebtedness then outstanding;

                 (b)  Indebtedness to the Bank;

                 (c) Unsecured Indebtedness for trade payables incurred in the ordinary course of business which are not overdue;

                 (d) Unsecured Subordinated Indebtedness approved in writing by the Bank;

                 (e) Unsecured Indebtedness for borrowings from banks in an aggregate principal amount not in excess of $6,000,000 at any one time outstanding; provided such indebtedness does not mature by its terms, and is not renewable at the option of the Company, at a date more than one year after the date of the original creation of such indebtedness;

                 (f) Other unsecured Indebtedness in an aggregate principal amount not in excess of $3,000,000; and

                 (g) Indebtedness secured by purchased money liens as permitted under Section 7.01(d).

         SECTION 7.03. GUARANTEES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

         (a)     Guarantees executed prior to the date hereof as described on
                 Schedule IV attached and acceptable to the Bank, hereto;

         (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

                                   IV-5-35                        Page 58 of 95

         (c) guarantees of any Indebtedness under this Agreement or any other Indebtedness owing to the Bank; and

         (d) guarantees, endorsements, or other contingent obligations of the Company or any Subsidiary of the Company in respect of any Person; provided that the aggregate of such guarantees, endorsements or other contingent obligations shall not exceed $1,000,000 at any one time outstanding.

         SECTION 7.04. SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (i) the sale of inventory disposed of in the ordinary course of business and (ii) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses.

         SECTION 7.05. SALES OF NOTES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any of its Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contributions to or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except (a) for ownership of stock of any Subsidiaries existing as of the Closing Date, (b) the Company may make loans, investments and advances to its officers and to any corporation not an Affiliate of the Company; provided, such loans, investments and advances shall not exceed, in the aggregate, $2,000,000 at any time, and
(c) the Company and each of its Subsidiaries may invest in:

                 (i) direct obligations of the United States of America or any governmental agency thereof, provided that such obligations mature within one year from the date of acquisition thereof; or

                 (ii) dollar denominated certificates of time deposit maturing within one year issued by any commercial bank organized and existing under the laws of the United Sates or any state thereof and having aggregate capital and surplus in excess of $500,000,000; or

                 (iii) money market mutual funds having assets in excess of $2,500,000,000; or

                                    IV-5-36                        Page 59 of 95

                 (iv) commercial paper rated not less an P-1 or A-1 or their equivalent by Moody's Investor Services,Inc. or Standard & Poor's Corporation, respectively; or

                 (v) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Corporation or Moody's Investors Service, Inc.

         SECTION 7.07.    NATURE OF BUSINESS.   Change or alter, in any
material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

         SECTION 7.08.    SALE AND LEASEBACK.   Enter into any arrangement,
directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of its or any of its Subsidiaries or Affiliates, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09.    LEASES.   Become liable in any way, whether directly
or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, unless, immediately after giving effect to the occurrence of the liability with respect to such leases, the aggregate amount of all rents paid under such leases at the time in effect during the then current fiscal year will not exceed in the aggregate $3,000,000.

         SECTION 7.10.    FEDERAL RESERVE REGULATIONS.   Permit any Loan or the
proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.11. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures the Company or any of its Subsidiaries, including a change in fiscal year, without the prior written consent of the Bank; provided, however, that any policy or procedure required to be changed by the FASB (or other board or committee of the FASB in order to comply with Generally Accepted Accounting Principles) may be so changed.

         SECTION 7.12. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor cause or permit, as a result of any intentional or negligent act or omission on the part of the Company, any of its Subsidiaries or any tenant or subtenant, a release of Hazardous Materials onto such property or asset or onto any other property.

                                    IV-5-37                        Page 60 of 95

         SECTION 7.13.    LIMITATIONS ON FUNDAMENTAL CHANGES.   Merge or
consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or liquidate, wind up or dissolve or suffer any liquidation or dissolution or without the prior written consent of the Bank acquire all or substantially all of the assets or the business of any Person.

         SECTION 7.14. CONSOLIDATED TANGIBLE NET WORTH. Permit at any time Consolidated Tangible Net Worth to be less $55,000,000.

         SECTION 7.15. TOTAL CONSOLIDATED UNSUBORDINATED LIABILITIES TO TANGIBLE NET WORTH. Permit at any time the ratio of Consolidated Total Unsubordinated Liabilities, excluding deferred income taxes, to Consolidated Tangible Net Worth to be greater than 1.6 to 1.0.

         SECTION 7.16. CURRENT RATIO. Permit at any time the ratio of the Consolidated Current Assets to Consolidated Current Liabilities to be less than
2.0 to 1.0.

         SECTION 7.17. DEBT SERVICE COVERAGE RATIO. Permit at any time the Consolidated Debt Service Coverage Ratio to be less than 1.25 to 1.0.

         SECTION 7.18. NET LOSS. Suffer a Consolidated net loss for any fiscal quarter; provided, however, an amount (not to exceed $15,000,000) of any judgment, order or decree issued in connection with the investigation described in Section 8.01(h) shall be excluded in the determination of Consolidated net loss for the fiscal quarter in which such amount would otherwise be required to be included.

         SECTION 7.19. CONSOLIDATED CAPITAL EXPENDITURES. Permit Consolidated Capital Expenditures (including capitalized lease payments) to exceed, in the aggregate, an amount equal to $9,000,000 plus any unused Remaining Capital Expenditure Funds from any prior fiscal year commencing fiscal year 1994.

         SECTION 7.20 SUBORDINATED DEBT. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt.

         SECTION 7.21.  DIVIDENDS.

         (a) (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

                                    IV-5-38                        Page 61 of 95

         (ii) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock.

(such declarations or payments of dividends, and all such other distributions being herein collectively call "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1993 to and including the date of making of the Restricted Payment in question, would exceed the sum of (i) $5,000,000 plus
(ii) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit). The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

         (b) Except as hereinafter provided, directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (such purchases, redemptions or retirements of capital stock and warrants, rights or options being herein collectively called "Stock Repurchases"), other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or option's to purchase or acquire any shares of its capital stock, if after giving effect thereto the aggregate amount of Stock Repurchases plus Restricted Payments made during the period from and after December 31, 1993 to and including the date of making the Stock Repurchase in question, would exceed the sum of (i) $15,000,000 plus (ii) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

         (c) For the purposes of this Section 7.20, the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

         SECTION 7.22. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary then they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

                                    IV-5-39                        Page 62 of 95

         SECTION 7.23. JOINT VENTURES. Enter into any joint venture or partnership arrangement without the prior written consent of the Bank.

                                ARTICLE VIII
                              EVENTS OF DEFAULT

         SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (herein called "Events of Default"):

                 (a) failure to pay the principal of any Loan as and when due and payable, or failure to pay any interest on the Loans or any fees under this Agreement within fifteen days after the date such interest or fee is due and payable;

                 (b) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any Corporate Guarantor to be performed pursuant to this Agreement, the Notes or any other Loan Document; provided, however, no defaults with respect to the covenants in Section 6 shall constitute an Event of Default unless such default shall continued unremedied for a period of fifteen (15) days after receipt by the Company of notice from the Bank of such default.

                 (c) any representation or warranty made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                 (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given;

                 (e) default in the performance or compliance in respect of any agreement or condition relating to any obligation of the Company, any of its Subsidiaries for any Indebtedness (other than the Notes), if the effect of such default is to accelerate the maturity of such obligations or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or any such Indebtedness shall not be paid when due;

                 (f) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in

                                    IV-5-40                        Page 63 of 95
         a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due or (viii) take corporate action for the purpose of effecting any of the foregoing;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any of its Subsidiaries and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                 (h) One or more orders, judgments or decrees for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree and (i) an enforcement proceeding shall have been commenced by any creditor upon such a judgment order or decree, or
         (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect; provided, however, no Event of Default shall be deemed to occur hereunder with respect to any such order, judgment or decree which is issued or entered into in final settlement, adjudication, or other disposition of the federal investigation pending on the date hereof against the Company with respect to alleged false statements and false claims purportedly made in connection with contracts ostensibly awarded to the Company by the U.S. Department of Veterans Affairs, unless such order, judgment or decree exceeds, individually or in the aggregate, $15,000,000.

                 (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any

                                    IV-5-41                        Page 64 of 95

         Plan is, shall have been terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any of its Subsidiaries, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under
         Section 515, 4062, 4063, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any of its Subsidiaries, the granting of a security interest, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                 (k) any federal, state or municipal tax lien is filed against the Company or any of its Subsidiaries or any of their respective properties and the same is not discharged of record within thirty (30) days; or

                 (l) any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Corporate Guarantor shall so assert in writing;


then, at any time thereafter during the continuance of any such event, the Bank may, without notice to the Company or any Corporate Guarantor terminate the Commitments and declare the Notes, both as to principal and interest, to be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01(f) and (g) shall have occurred, the Commitments shall automatically terminate and the Notes shall be immediately due and payable.


                                 ARTICLE IX
                                MISCELLANEOUS

         SECTION 9.01. NOTICES. Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                 (a)      if to the Bank, at

                          Chemical Bank
                          7600 Jericho Turnpike
                          Woodbury, New York  11797

                                    IV-5-42                       Page 65 of 95

                          Attention:  Account Officer -
                                      Superior Surgical Mfg. Co., Inc.

                          Telecopy:   (516) 364-3307

                 (b)      if to the Company, at

                          Superior Surgical Mfg. Co., Inc.
                          10099 Seminole Boulevard
                          Seminole, Florida 34642
                          Attention:  Mr. John Johansen
                                      Senior Vice President
                                      and Chief Financial Officer
                          Telecopy:

                                    - and -

                 (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.01.

         SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Bank of the Loans herein contemplated and the execution and delivery to the Bank of the Notes evidencing such Loans and shall continue in full force and effect so long as the Notes are outstanding and unpaid.
Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company and each Subsidiary of the Company which are contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the Bank. The Company may not assign or transfer any of its interest under this Agreement, or any other Loan Document without the prior written consent of the Bank.

         SECTION 9.03. EXPENSES OF THE BANK. The Company agrees (i) to indemnify, defend and hold harmless the Bank and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending any of the

                                    IV-5-43                       Page 66 of 95
foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person; and (ii) to reimburse the Bank from time to time, upon demand, all out-of-pocket expenses (including expenses of its due diligence investigation, and reasonable fees and disbursements of counsel and the allocated costs of internal counsel) incurred in connection with the financings contemplated under this Agreement, the preparation, execution and delivery of this Agreement and the other Loan Documents, any amendments and waivers hereof or thereof, the security arrangements contemplated thereby and the enforcement thereof. The provisions of this Section 9.03 shall survive termination of this Agreement.

         SECTION 9.04. APPLICABLE LAW. This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law.

         SECTION 9.05. NO WAIVER OF RIGHTS BY THE BANK. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         SECTION 9.06. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN WHERE THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (i) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT

                                   IV-5-44                        Page 67 of 95

MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT .

         SECTION 9.07. MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstance.

         SECTION 9.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or in any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 9.09. SALE OF PARTICIPATIONS. The Bank reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitment to such banks, lending institutions or other parties as it may choose and without the consent of the Company.

         SECTION 9.10. REINSTATEMENT; CERTAIN PAYMENTS. If a claim is ever made upon the Bank for repayment or recovery of any amount or amounts received by the Bank in payment or on account of any of the Obligations under this Agreement, the Bank shall give prompt notice of such claim to the Company, and if the Bank repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant, then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Company notwithstanding the cancellation of the Notes or other instrument evidencing the Obligations under this Agreement or the termination of this Agreement, and the Company shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

         SECTION 9.11. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all the obligations of

                                    IV-5-45                       Page 68 of 95
the Company now and hereafter existing under this Agreement and the Notes held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Company after any such setoff and application made by the Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 9.11 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

         SECTION 9.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

         SECTION 9.13. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.




                                     SUPERIOR SURGICAL MFG. CO., INC.


                                     By:
                                        ---------------------------------
                                     Title: Sr. VP & CFO


                                     CHEMICAL BANK


                                     By:
                                        ---------------------------------
                                     Title: Vice President

                                   IV-5-46                        Page 69 of 95

                                                                      SCHEDULE I



                                  SUBSIDIARIES



                                      None

                                   IV-5-47                        Page 70 of 95

                                                                     SCHEDULE II



                                     LIENS


                                     None

                                    IV-5-48                       Page 71 of 95

                                                                    SCHEDULE III



                            EXISTING INDEBTEDNESS



         6.65% note payable to Massachusetts Mutual Life Insurance Company ("MMLIC") in the current principal amount of $15,000,000.

         9.9% note payable to MMLIC in the current principal amount of $3,600,000.

                                    IV-5-49                       Page 72 of 95

                                                                     SCHEDULE IV



                             EXISTING GUARANTEES


                                    None.

                                    IV-5-50                       Page 73 of 95

                                                                       EXHIBIT A


                            REVOLVING CREDIT NOTE


$10,000,000                                                   Woodbury, New York
                                                                January 31, 1996


                 FOR VALUE RECEIVED, SUPERIOR SURGICAL MFG. CO., INC., a New York corporation (the "Company"), promises to pay to the order of CHEMICAL BANK (the "Bank"), on or before January 31, 2000, TEN MILLION DOLLARS ($10,000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company under the Credit Agreement referred to below.

                 The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

                 This Note is the "Revolving Credit Note" referred to in the Credit Agreement dated as of January 31, 1996, between the Company and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 The Bank shall record the date and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Bank to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner effect the obligation of the Company to repay the Revolving Credit Loans made by the Bank in accordance with the terms of this Note.

                 This Note is subject to prepayment at the option of the Company as set forth in the Credit Agreement.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                 All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America


                                     IV-5-51                       Page 74 of 95
in same day funds at the office of the Bank located at 7600 Jericho Turnpike, Woodbury, New York 11797 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                 THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, The Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at a place first above written.






                                      SUPERIOR SURGICAL MFG. CO., INC.


                                      By:
                                         -----------------------------
                                      Title: Senior Vice President

                                    IV-5-52                        Page 75 of 95

                            REVOLVING CREDIT NOTE


$10,000,000                                                   Woodbury, New York
                                                                January 31, 1996


                 FOR VALUE RECEIVED, SUPERIOR SURGICAL MFG. CO., INC., a New York corporation (the "Company"), promises to pay to the order of CHEMICAL BANK (the "Bank"), on or before January 31, 2000, TEN MILLION DOLLARS ($10,000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company under the Credit Agreement referred to below.

                 The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

                 This Note is the "Revolving Credit Note" referred to in the Credit Agreement dated as of January 31, 1996, between the Company and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 The Bank shall record the date and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Bank to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner effect the obligation of the Company to repay the Revolving Credit Loans made by the Bank in accordance with the terms of this Note.

                 This Note is subject to prepayment at the option of the Company as set forth in the Credit Agreement.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                 All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America

                                     IV-5-53                       Page 76 of 95
in same day funds at the office of the Bank located at 7600 Jericho Turnpike, Woodbury, New York 11797 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                 THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, The Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at a place first above written.






                                      SUPERIOR SURGICAL MFG. CO., INC.


                                      By: /s/
                                         -----------------------------
                                      Title: Senior Vice President

                                   IV-5-54                        Page 77 of 95

                               SCHEDULE OF LOANS


                                                                                     Amount of
Date                                       Principal                                 Principal
of               Interest                  Amount of                Maturity         Paid or
Loan             Rate                      Loan                     of Loan          Unpaid
----             --------                  ---------                -------          ---------


                                    IV-5-55                        Page 78 of 95

                                                                       EXHIBIT B


                                  TERM NOTE


$
 -------                                          Uniondale, New York
                                                  January 31, 2000



                 FOR VALUE RECEIVED, SUPERIOR SURGICAL MFG. CO., INC., a New York corporation (the "Company"), promises to pay to the order of CHEMICAL BANK (the "Bank"), on or before January 1, 2003, the principal amount of ___________ Dollars ($_________) in twelve (12) consecutive quarterly installments of $______ on the first Business Day of October, January, April and July of each year commencing April 1, 2000, provided that the final installment shall in any event be equal to the remaining principal amount outstanding. The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

                 This Note is the "Term Note" issued pursuant to and entitled to the benefits of the Credit Agreement dated as of January 31, 1996, between the Bank and the Company (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                 The Bank shall record the date and amount of the Term Loan and the date and amount of each payment or prepayment of principal of the Term Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Bank to set forth the Term Loan, payments and other information on the attached grid schedule shall not in any manner effect the obligation of the Company to repay the Term Loan made by the Bank in accordance with the terms of this Note.

                 This Note is subject to prepayment at the option of the Company as set forth in the Credit Agreement.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                                    IV-5-56                        Page 79 of 95

                 All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Bank located at 7600 Jericho Turnpike, Woodbury, New York 11797 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of an interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                 THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.



                                       SUPERIOR SURGICAL MFG. CO., INC.


                                       By:
                                          ----------------------------
                                       Title:

                                    IV-5-57                       Page 80 of 95

                               SCHEDULE OF LOANS

                                                    Amount of
Date                   Principal                    Principal
of        Interest     Amount of      Maturity      Paid or
Loan      Rate         Loan           of Loan       Unpaid
----      --------     ---------      -------       ---------


                                    IV-5-58                       Page 81 of 95

                                                                       EXHIBIT C


                               CORPORATE GUARANTY


         THIS GUARANTY, is entered into as of [DATE], by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors"), in favor of and for the benefit of CHEMICAL BANK, a New York banking corporation (the "Bank").

                                   RECITALS

         A. Pursuant to a Credit Agreement dated January 31, 1996, by and between Superior Surgical Mfg. Co., Inc. (the "Company") and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), the Company will receive Loans and other financial accommodations from the Bank and will incur Obligations.


         B. The Guarantors, being members of a group of corporations affiliated with the Company and being engaged in related businesses will receive direct and indirect benefits from such loans and financial accommodations.

         C. Each Guarantor wishes to grant the Bank security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Company's Obligations as set forth herein.

         Accordingly, each Guarantor hereby agrees as follows:

         1.      GUARANTY.

                 (a)   Each Guarantor, jointly and severally,
unconditionally and irrevocably guarantees to the Bank the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Bank, (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same has been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement, any Note or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without

                                    IV-5-59                       Page 82 of 95
limitation amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

                 (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if such Credit Agreement, Notes or such other Loan Document had not been so rejected.

                 (c) Each Guarantor shall pay all reasonable costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or any Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents, and such costs, fees and disbursements incurred in connection with the enforcement of the obligations of each Guarantor under this Guaranty.

                 (d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Bank on any Obligation is rescinded, recovered from or repaid by the Bank, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

                 (e) If any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be unmatured. The rights of the Bank under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Bank may have.

                                    IV-5-60                        Page 83 of 95

         2.      GUARANTY CONTINUING, ABSOLUTE, UNLIMITED.

         The obligations of each Guarantor hereunder shall be continuing, absolute, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor may have against the Bank or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or any part thereof; (b) any failure on the part of the Company to perform or comply with the Credit Agreement, the respective Notes or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, any Notes, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Notes, or any other Loan Document or any other agreement as aforesaid, whether or not the Bank, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of the Bank under the Credit Agreement, any Note or any other Loan Document or any other agreement at any time existing between the Bank and the Company or any law, governmental regulation or other agreement applicable to the Bank or any Loan; (i) any claim as a result of any other dealings among the Bank, any Guarantor or the Company;
(j) the assignment of this Guaranty, the Credit Agreement, any Note or any other Loan Document by the Bank to any other Person; or (k) any change in the name of the Bank, the Company or any other Person referred to herein.

                                    IV-5-61                       Page 84 of 95

         3.      WAIVER.

         Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, any Note or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Bank to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Bank power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

         The Bank may, at its election, exercise any right or remedy it may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Bank or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Bank for the Guaranteed Obligations.

         Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Bank shall not have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that the Bank has not made any representations to any Guarantor concerning the financial condition of the Company.

                                    IV-5-62                       Page 85 of 95

         4.      REPRESENTATIONS AND COVENANTS OF EACH GUARANTOR.

                 (a) The representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate to a Guarantor, are true and correct as of the date hereof and the Bank is entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

                 (b) Each Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate to the Guarantor, and the Bank is entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

         5.      PAYMENTS.

         Each payment by each Guarantor to the Bank under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

         6.      PARTIES.

         This Guaranty shall inure to the benefit of the Bank and its successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Bank.

         7.      NOTICES.

         Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                 (a)      if to the Bank, at

                          Chemical Bank
                          7600 Jericho Turnpike
                          Woodbury, New York 11797
                          Attention: Account Officer
                                     Superior Surgical Mfg. Co., Inc.

                                    IV-5-63                       Page 86 of 95

                 (b)      if to a Guarantor, at

                          Superior Surgical Mfg. Co., Inc.
                          Seminole Boulevard at 100th Terrace
                          Seminole, Florida 33542
                          Attention:  Mr. Gerald Benstock
                                      President
                          Telecopy:


                                    - and -

                 (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

         8.      REMEDIES.

         Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

         9.      RIGHTS TO DEAL WITH THE COMPANY.

         At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Bank may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting the Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Bank may deem advisable.

         10.     SUBROGATION.

         (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Bank against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

         (b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects

                                    IV-5-64                        Page 87 of 95
subordinate to the full and complete payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Bank.

         (c)     Notwithstanding anything to the contrary contained in this
Section 10, no Guarantor shall be subrogated to the rights of the Bank against the Company until all of the Obligations of the Company have been paid in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) until the Bank is paid in full.

         11.     SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

         All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Bank and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

         12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (i) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                   IV-5-65                         Page 88 of 95

         13.     MISCELLANEOUS.

         (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

         (b) This Guaranty is the joint and several obligations of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or enforceable.

         (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

         (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by each Guarantor and the Bank.

         (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

         (f) No delay or omission by the Bank in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.




By:                                            By:
   ---------------------------                    ----------------------------
Title:                                         Title:

                                    IV-5-66                        Page 89 of 95

                                                                       EXHIBIT D


                     [LETTERHEAD OF COUNSEL TO THE COMPANY



                                                                January 31, 1996



Chemical Bank
7600 Jericho Turnpike
Woodbury, New York  11797

Ladies and Gentlemen:

         We have acted as counsel Superior Surgical Mfg. Co., Inc. (the "Company"), a New York corporation in connection with the Credit Agreement (the "Agreement"), dated the date hereof, between the Company and Chemical Bank (the "Bank"), pursuant to which the Bank has agreed to make loans to the Company in the aggregate principal amount of $10,000,000, and make other financial accommodations to the Company as described therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         In acting as such counsel, we have examined:

         (a)     a counterpart of the Agreement executed by the Company; and

         (b) the Revolving Credit Note executed by the Company in favor of the Bank.


The documents referred to in items (a) and (b) above are hereinafter referred to collectively as the "Loan Documents".

         We have assumed the authenticity of all document submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Company and each Guarantor and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that,

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its


                                    IV-5-67                        Page 90 of 95
incorporation and in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business, and the Company has corporate power and authority to own its assets and to transact the business in which it is now engaged and to execute and perform each of the Loan Documents.

         2. The Company has requisite corporate power to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate action.

         3. Each Loan Document constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

         4. Neither the execution and delivery by the Company of the Loan Documents nor the performance by the Company and its obligations under the Loan Documents will (a) violate any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon the Company, (b) contravene the Certificate of Incorporation or By-Laws of the Company or, result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which the Company is bound of which we are aware, or, to our knowledge, result in the creation or imposition of any lien, change, or encumbrance upon any of the property or assets of the Company other than the liens granted pursuant to the Loan Documents, or (c) require the consent, license, approval or authorization of any governmental or public body or authority.

         5. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by the Company for the valid execution, delivery and performance of the Loan Documents.

         7. Assuming the proceeds of the Loans are used for the purposes set forth in Section 3.02 of the Agreement, the making of the Loans and the application of the proceeds thereof will not violate the provisions of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

         8. There are no actions, suits or proceedings against any of the Company, pending or, to the best of our knowledge, threatened against the Company, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any

                                   IV-5-68                         Page 91 of 95

Loan Document or (except as disclosed in Section 8.01(h) of the Credit Agreement) which, if adversely determined, would impair the ability of the Company to perform its obligations under any Loan Document.

                               Very truly yours,

                                    IV-5-69                        Page 92 of 95

                                                                       EXHIBIT E


                              NOTICE OF BORROWING


                                                              [Date]

Chemical Bank
7600 Jericho Turnpike
Woodbury, New York  11797
Attention: Account Officer,
           Superior Surgical Mfg. Co., Inc.

              Re:  Superior Surgical Mfg. Co., Inc.

Ladies and Gentlemen:

         Pursuant to the Credit Agreement dated as of January 31, 1996, (as the same may be amended, modified or supplement, the "Credit Agreement") by and between Superior Surgical Mfg. Co., Inc. and Chemical Bank, we hereby give you irrevocable notice that we request a [Revolving Credit Loan] [Term Loan] as follows:

         1.      Amount of Loan:           [Amount]
         2.      Interest Period*:         [1, 2, 3 or 6 months]
         3.      Borrowing Date:           [Date]


         We hereby certify that:

         (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof;

         (ii) no Event of Default or default which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Loan requested hereunder;

         (iii) the Company has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof; and

         (iv) if a Revolving Credit Loan is requested, the aggregate outstanding Revolving Credit Loans outstanding after giving effect to the request Revolving Credit Loan will not exceed the Available Revolving Credit Commitment.


-------------------------------------
*        If Eurodollar Loan requested.


         Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.


                                    IV-5-70                       Page 93 of 95

         IN WITNESS WHEREOF, the Company has caused this document to be executed and delivered by its Executive Officer as of the date written above.



                                     SUPERIOR SURGICAL MFG. CO., INC.



                                     By:
                                         ---------------------------
                                     Title:



                                      2

                                    IV-5-71                       Page 94 of 95